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                                                                    EXHIBIT 99.8

                         OPENVISION TECHNOLOGIES, INC.
                            7133 KOLL CENTER PARKWAY
                              PLEASANTON, CA 94566

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kenneth E. Lonchar and Jay A. Jones, or either of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of OpenVision Technologies, Inc. ("OpenVision") held of record by the undersigned on March 20, 1997, at the Special Meeting of Stockholders of OpenVision to be held on April 24, 1997, and at any adjournment or postponement thereof.

    This Proxy, when properly executed and returned in a timely manner, will be voted at this Special Meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OPENVISION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, the OpenVision Merger Agreement and the Merger, which transaction provides for, among other things: the assumption by VERITAS Software Corporation, a Delaware corporation ("New VERITAS"), of outstanding options and warrants to purchase OpenVision Common Stock and VERITAS Software Corporation, a California corporation ("VERITAS"), Common Stock; the assumption by New VERITAS of the VERITAS 1993 Equity Incentive Plan, VERITAS 1993 Directors Stock Option Plan, VERITAS 1993 Employee Stock Purchase Plan, and OpenVision 1996 Employee Stock Purchase Plan; and the merger of OpenVision Merger Sub with and into OpenVision, with the result that OpenVision will become a wholly-owned subsidiary of New VERITAS; the conversion of each outstanding share of OpenVision Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share, into approximately 0.3584 of a share of New VERITAS Common Stock and the termination of the OpenVision 1992 Stock Plan and 1996 Director Option Plan, all as described in the accompanying Joint Proxy Statement/Prospectus.

                        [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

2. Proposal to approve the amendment to the 1996 Employee Stock Purchase Plan.

                        [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
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THIS PROXY MUST BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE
HELD BY JOINT TENANTS, BOTH SHOULD SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND GUARDIANS SHOULD INDICATE THEIR CAPACITIES. IF THE SIGNER IS A CORPORATION, PLEASE PRINT FULL CORPORATE NAME AND INDICATE CAPACITY OF DULY AUTHORIZED OFFICER EXECUTING ON BEHALF OF THE CORPORATION. IF THE SIGNER IS A PARTNERSHIP, PLEASE PRINT FULL PARTNERSHIP NAME AND INDICATE CAPACITY OF DULY AUTHORIZED PERSON EXECUTING ON BEHALF OF THE PARTNERSHIP.

                                                DATE

                                              -------------------------------- ,
                                                1997

                                                --------------------------------
                                                           SIGNATURE

                                                DATE

                                              -------------------------------- ,
                                                1997

                                                --------------------------------
                                                           SIGNATURE

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.